SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      May 29, 2003


                     BrandAid Marketing Corporation
             (Exact name of Registrant as specified in charter)


Delaware                        0-28772                     35-1990559
(State or other jurisdiction  (Commission                (I.R.S. Employer
of incorporation)             File Number)              Identification No.)


1715 Stickney Point Rd, Suite A-12
Sarasota, Florida                                                34231
(Address of principal executive offices)                       (Zip Code)


                             (941) 925-8312
                        (Registrant's telephone number,
                          including area code)


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ITEM 5.            OTHER EVENTS

   On November 13, 2003, BrandAid entered into an Agreement with Cyberian Holdings, Ltd. for the purchase of 23,500,00 common shares in our capital stock, restricted pursuant to Rule 144 and to Regulation "S" for the sum of $21,000,000. Cyberian informed us that it could not complete the purchase due to time constraints, and asked that the transaction be modified allowing for a series of payments commencing on May 29, 2003. Cyberian has defaulted, and we have demanded the return of our shares from the escrow agent, Mr. Steven Biss, Esq.

   Mr. Biss and Cyberian, along with a number of individuals, attempted to gain control of BrandAid by soliciting proxies in a manner management believes to be illegal. Mr. Biss claimed that filings with the Securities and Exchange Commission (SEC) had been made respecting the soliciting of proxies, declaring consent of the shareholders of BrandAid to the firing of all officers and directors, the appointment of new directors and officers, and the release of the abovementioned 23,500,000 shares to Cyberian. The SEC has informed us that no filings have been made. Mr. Biss, in a letter dated May 29, 2003, clearly shows that, in any event, fewer than the number of votes necessary to form a majority of votes at a regular or special meeting were obtained.

	By letter dated June 3, 2003, Mr. Biss was told to cease and desist in his activities. We are currently conferring with company counsel to consider the proper action to be taken against Mr. Biss and his confederates.



SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    June 4, 2003

                                              BrandAid Marketing Corporation


                                              By:/s/Paul Sloan/s/
                                              ------------------------------
                                              Paul Sloan, Chairman
                                              of the Board of Directors
                                              and Secretary


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